SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2008 (May 28, 2008)

SIONIX CORPORATION
(Exact name of Company as specified in Charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2082 Michelson Drive, Suite 306
Irvine, California 92612
(Address of Principal Executive Offices)

(949) 752-7980
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 28, 2008, Richard H. Papalian, our Chief Executive Officer, determined that our financial statements for the annual period ended September 30, 2007 and for the quarterly period ended December 31, 2007 can no longer be relied upon. This determination is based on the following:

During the nine months ended June 30, 2007 we issued convertible bridge notes in exchange for $836,000. The conversion feature related to these notes was correctly recorded as equity on our balance sheet at the date of issuance.

In July 2007, we completed a unit offering of subordinated convertible debentures with warrants for $1,025,000. The conversion feature and related warrants were recorded as equity on our balance sheet at the date of issuance. As a result of this issuance, the shares of common stock outstanding and the shares of common stock that would be issuable upon conversion of convertible notes and exercise of options and warrants exceeded the number of shares that we are authorized to issue.

Generally accepted accounting principles require the fair value of outstanding commitments (convertible debt, warrants, and options) previously recorded in the equity section of the balance sheet be reported as a liability as of the date of oversubscription, and revalued to fair value at each balance sheet. In addition, any further commitments to issue common stock are to be recorded as a liability.

Therefore, the conversion features and outstanding options and warrants should have been classified as liabilities, instead of as equity, in the financial statements we included in our last annual report on Form 10-KSB (the “Form 10-KSB”) (filed with the Securities and Exchange Commission on January 15, 2008) and in our quarterly report on Form 10-QSB for the period ended December 31, 2007 (the “Form 10-QSB”) (filed with the Securities and Exchange Commission on February 20, 2008).

In order to increase the number of shares of authorized but unissued common stock, we will need to amend our Articles of Incorporation, which requires the approval of our shareholders.

It was also determined that during the year ended September 30, 2007, research and development costs of $526,466 and a legal settlement of $89,654 were incorrectly classified as general and administrative expenses. These costs will be reclassified in the restated statements of operations as separate line items under operating expenses.

Finally, it was determined that we failed to include as a liability the grant of certain stock options to employees. The stock option grants have been valued as of July 18, 2007, and as of each date of the financial statements.

We intend to file amendments to our Form 10-KSB and our Form 10-QSB as soon as practicable.

Our Chief Executive Officer has discussed with our independent public accountant, Kabani & Company, Inc., the matters disclosed in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008

SIONIX CORPORATION

By:	/s/ Richard H. Papalian
Richard H. Papalian, Chief Executive Officer